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                                                              EXHIBIT 21






                           TOWER PROPERTIES COMPANY

                            LISTING OF SUBSIDIARIES


                                                 Percentage
                   Subsidiary                    Ownership
                   ----------                    ---------
       Downtown Redevelopment Corporation           98%